UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FENC, FRX	Nasdaq, TSX

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2020, Fennec Pharmaceuticals Inc. (the “Company”) held an annual and special meeting of shareholders (the “Meeting”). The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1.                   The following six (6) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly approved:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Khalid Islam	15,371,822	16,368	4,770,455
Adrian Haigh	15,362,397	25,793	4,770,455
Chris A. Rallis	15,342,679	45,511	4,770,455
Marco Brughera	15,332,851	55,339	4,770,455
Jodi Cook	15,334,348	53,842	4,770,455
Rostislav Raykov	15,370,771	17,419	4,770,455

2.                   The resolution to appoint Haskell & White LLP as independent public accounting firm of the Company and to authorize the Board of Directors to fix their remuneration was approved based on the following vote:

Votes For	19,837,463
Votes Withheld	20,784
Abstentions	533
Broker Non-Votes	0

3.                   The resolution to vote on the advisory vote on executive compensation was approved based on the following vote:

Votes For	15,140,497
Votes Against	241,331
Abstentions	9,862
Broker Non-Votes	4,770,455

4.                   At the meeting, the resolution approving the Equity Incentive Plan was approved by a majority of the votes by way of show of hands. The votes submitted were as follows:

Votes For	12,912,249*
Votes Against	2,473,159
Abstentions	4,782
Broker Non-Votes	4,770,455

* An aggregate of 74,840 common shares, representing the aggregate number of shares held by officers and directors of the Company, has been deducted from the FOR vote in respect of this resolution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date June 23, 2020	By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer

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